Exhibit 2.1.3


                                 (FL State Seal)

                           FLORIDA DEPARTMENT OF STATE
                            Division of Corporations

         February 15, 2008


         MICHAEL ANTHONY
         AMERICOM NETWORKS INTERNATIONAL, INC.
         c/o 330 CLEMATIS STREET, SUITE 217
         WEST PALM BEACH, FL 33401





The Articles of Merger 7, 2008, for AMERICOM NETWORKS INTERNATIONAL, INC., the surviving entity not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call(850) 245-6050, the Amendment Filing Section.

Karen Gibson
Document Specialist Supervisor
Division of Corporations           Letter Number: 008A00009939






















         P.O. BOX 6327 -Tallahassee, Florida 32314

                                  COVER LETTER

   TO:  Amendment Section
        Division of Corporations


  SUBJECT: Americom Networks International, Inc.
           -------------------------------------
            (Name of Surviving Corporation)


  The enclosed Articles of Merger and fee are submitted for filing.

  Please return all correspondence concerning this matter to following:

  Michael Anthony
  -----------------------------------------
  (Contact Person)

  Americom Networks International, Inc.
  -----------------------------------------
  (Firm/Company)


  c/o 330 Clernatis Street, Ste. 217
  -----------------------------------------
  (Address)


  West Palm Beach, FL 33401
  -----------------------------------------
  (City/State and Zip Code)


  For further information concerning this matter, please call:

  Michael Anthony                 At (561)514-0936
  ------------------------------  -------------------------------------
 (Name of Contact Person)        (Area Code & Daytime Telephone Number)


         Certified copy (optional) $8.75 (Please send an additional copy of your document if a certified copy is requested)

         STREET ADDRESS:                  MAILING ADDRESS:
         Amendment Section                Amendment Section
         Division of Corporations         Division of Corporations
         Clifton Building                 P.O. Box 6327
         2661 Executive Center Circle     Tallahassee, Florida 32301
         Tallahassee, Florida 32314

                               ARTICLES OF MERGER
                              (Profit Corporations)

 The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

 First: The name and jurisdiction of the surviving corporation:

Name                          Jurisdiction              Document Number
                                                    (If known/applicable)
American Networks International, Inc.   Delaware_     __________________
-------------------------------------   --------

 Second: The name and jurisdiction of each merging corporation:

 Name                               Jurisdiction             Document Number
                                                          (If known/applicable)
American Networks International, Inc.   Florida                   K29704
-------------------------------------   -------                   ------
Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

Or____/__/_____(Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by surviving corporation - (COMPLETE ONLY ONE
STATEMENT)

The Plan of Merger was adopted by the shareholders of the surviving corporation on February 6, 2008
   ----------------

The Plan of Merger was adopted by the board of directors of the surviving corporation on and shareholder approval was not required.

Sixth : Adoption of Merger by merging corporation(s) (COMPLETE ONLY ONE
STATEMENT)

The Plan of Merger was adopted by the shareholders of the merging corporation(s) on February 6, 2008
   -----------------

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on_________________ and shareholder approval was not required.

                    (Attach additional sheets if necessary)


  Seventh: SIGNATURES FOR EACH CORPORATION



  Name of Corporation                       Signature of an Officer or Typed or
                                            Printed Name of Individual Director
-----------------------------------------------------------------------------------------------
  American Networks International, Inc      /s/ Michael Anthony      Michael Anthony, President
  American Networks International, Inc      /s/ Michael Anthony      Michael Anthony, President

                                   PLAN OF MERGER
                                 (Non Subsidiaries)

The following plan of merger is submitted in compliance with section 607.1101, Florida Statutes, and in accordance with the laws of any other applicable jurisdiction of incorporation.

         First:    The name and jurisdiction of the surviving corporation:

         Name                                             Jurisdiction
         Americom Networks International Inc.             Delaware


         Second: The name andjurisdiction of each merging corporation:

         Name                                             Jurisdiction
         Americom Networks International Inc.             Delaware


         Third: The terms and conditions of the merger are as follows:

         Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

Each issued share of the Non-Surviving Corporation immediately before the effective time and date of the merger shall be convened into one share of the same class of stock of the Surviving Corporation. The issued shares of the Surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the Surviving corporation.
                      (Attach additional sheets if necessary)

 THE FOLLOWING MAY BE SET FORTH IF APPLICABLE:

 Amendments to the articles of incorporation of the surviving corporation are indicated below or attached:

         None


         OR

         Restated articles are attached:



         Other provisions relating to the merger are as follows:

The directors and officers of the Surviving Corporation, which are the same as the directors and officers of the Non-Surviving Corporation, at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.